UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2010

RURBAN FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

401 Clinton Street, Defiance, Ohio 43512
(Address of principal executive offices) (Zip Code)

(419) 783-8950
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 24, 2010, Rurban Financial Corp. (“Rurban”) received a deficiency letter (the “Deficiency Letter”) from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) stating that, due to Rurban’s inability to timely file with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010 (the “Form 10-Q”), Rurban was no longer in compliance with NASDAQ Listing Rule 5250(c)(1) (the “Listing Rule”).

The Deficiency Letter indicated that Rurban has 60 calendar days, or until October 25, 2010, to submit a plan to NASDAQ to regain compliance with the Listing Rule.  If the plan submitted by Rurban is accepted, NASDAQ can grant Rurban an exception of up to 180 calendar days from the Form 10-Q’s due date, or until February 21, 2011, to regain compliance with the Listing Rule.

Rurban continues to work with its registered public accounting firm to perform necessary reconciliations and related reviews with respect to Rurban’s condensed consolidated financial statements for the quarterly period ended June 30, 2010, and Rurban intends to file the Form 10-Q as soon as this process is completed.

Rurban issued a press release on August 30, 2010 disclosing its receipt of the Deficiency Letter.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a) – (c)  Not applicable.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release issued by Rurban Financial Corp. on August 30, 2010 disclosing receipt of a deficiency letter from The NASDAQ Stock Market LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURBAN FINANCIAL CORP.

Dated: August 30, 2010	By:	/s/ Anthony V. Cosentino
Anthony V. Cosentino
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated August 30, 2010

Rurban Financial Corp.

Exhibit No.	Description

99.1	Press release issued by Rurban Financial Corp. on August 30, 2010 disclosing receipt of a deficiency letter from The NASDAQ Stock Market LLC